EXHIBIT 3.25(c)

WRITTEN CONSENT OF THE SOLE MEMBER OF
ECHOSTAR XI HOLDING L.L.C.
AS OF
MARCH 1, 2014

The undersigned, being the sole member (the “Member”) of EchoStar XI Holding L.L.C., a Colorado limited liability company (the “Company”), in lieu of holding a special meeting, hereby adopts the following resolutions by written consent in accordance with the Colorado Limited Liability Company Act, as amended (the “Act”).

WHEREAS, the Member desires to amend the Operating Agreement, dated August 13, 2009, of the Company (the “Operating Agreement”).

NOW, THEREFORE BE IT RESOLVED, that Section 3 of the Operating Agreement is hereby amended in its entirety to state the following:

1.	Appointment of Officers.

RESOLVED, that the Company hereby appoints the following officers of the Company to act with the authority customarily exercised by officers of a Corporation formed under Colorado law holding corresponding titles:

Chairman	Charles W. Ergen
President and Chief Executive Officer	Michael T. Dugan
Executive Vice President, General Counsel and Secretary	Dean A. Manson
President - EchoStar Satellite Systems L.L.C.	Anders N. Johnson

; and further

RESOLVED, that Section 4 of the Operating Agreement is hereby amended in its entirety to state the following:

2.	Banking.

RESOLVED, that the Company be, and it hereby is, authorized and directed to open, operate, maintain and close such bank accounts and/or brokerage accounts (“Accounts”) at one or more banks or similar institutions as designated by the proper officers (as defined below) of the Company (a “Bank” or the “Banks”), from time to time, as may be deemed necessary or required for the operation of the Company’s business (the “Banking Authority”); and further

RESOLVED, that, the Member hereby delegates the power and authority for the Company’s Banking Authority to the Company’s proper officers, and the proper officers be, and each one of them acting alone or with one or more other proper officers hereby is, authorized, empowered and directed in the name and on behalf of the Company, from time to time, to carry out the Company’s Banking Authority with such Banks and to make, execute and deliver, or cause to be made, executed and delivered, any and all agreements, certificates, instruments or documents as may be necessary or required by any Bank in connection with a Bank Account, with such additional provisions and restrictions as the proper officers in their discretion deem necessary or appropriate. For the purpose of these resolutions, a “proper officer” means the Chairman, Executive Vice President, General Counsel and Secretary or Treasurer of the Company; and further

RESOLVED, that each proper officer of the Company, be, and they hereby are, authorized, empowered and directed in the name and on behalf of the Company, from time to time, to certify to any Bank with respect to any Bank Account the Banking Authority conferred by the foregoing resolutions and that the authority thereby conferred is within the power and authority of the Company and the proper officers; and further

RESOLVED, that the form of any bank resolution(s) required by and delivered to a Bank, from time to time, with respect to any Bank Account may be made and delivered by the proper officers of the Company pursuant to the Banking Authority conferred by the foregoing resolutions without any further action by the Member and that all resolutions contained therein are adopted as resolutions made by the Member; and further

; and further

General Enabling Resolutions

RESOLVED, that the officers be, and each one of them acting alone or with one or more other officers hereby is, authorized and directed to do any and all acts and to execute any and all documents necessary or appropriate to carry out the foregoing resolutions; and further

RESOLVED, that any actions taken on behalf of the Company prior to the date of this Consent by the organizer of the Company, are hereby approved and ratified in all respects.

The action taken by this Consent shall have the same force and effect as if taken by the undersigned at an organizational meeting, duly called and constituted pursuant to the Act.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, hereby consents to, approves, and adopts the foregoing resolutions effective as of the date first written above.

SOLE MEMBER

ECHOSTAR CORPORATION

By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Executive Vice President, General Counsel and Secretary